Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V82827 - TBD ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain Abstain Against For ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! EQV VENTURES ACQUISITION CORP. The Board of Directors recommends you vote FOR the following proposals: NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. EQV VENTURES ACQUISITION CORP. 1090 CENTER DRIVE PARK CITY, UT 84098 1. 2. 3. 4a. 4c. connection with the Closing; 4d. 4e. 4f. To approve provisions in the Proposed Governing Documents, which will govern Presidio if the Conditions Precedent Proposals are approved, that provide that Presidio stockholders may not take action by written consent in lieu of a meeting ; To approve provisions in the Proposed Governing Documents, which will govern Presidio if the Conditions Precedent Proposals are approved, to provide that any director or the entire board of directors of Presidio may be removed from office, but only for cause and only by the affirmative vote of the holders of a majority of the then - outstanding shares of stock of Presidio entitled to vote generally for the election of directors ; and To authorize all other changes necessary or desirable in connection with the approval of the Proposed Governing Documents, including adopting Delaware as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of federal securities laws . 4b. To approve provisions in the Proposed Certificate of Incorporation such that the authorized share capital of Presidio will be (a) 1 , 500 , 000 , 000 shares of Class A common stock, par value $ 0 . 0001 per share, (b) 100 , 000 , 000 shares of Class B common stock, par value $ 0 . 0001 per share, and (c) 50 , 000 , 000 shares of preferred stock, par value $ 0 . 0001 per share, as compared to the authorized share capital of EQV under its amended and restated memorandum and articles of association of US $ 33 , 100 divided into (i) 300 , 000 , 000 Class A ordinary shares with a nominal or par value of US $ 0 . 0001 (the "Class A Ordinary Shares"), (ii) 30 , 000 , 000 Class B ordinary shares with a nominal or par value of US $ 0 . 0001 (the "Class B Ordinary Shares" and, together with the Class A Ordinary Shares, the "Ordinary Shares"), and (iii) 1 , 000 , 000 preference shares with a nominal or par value of US $ 0 . 0001 ; To approve provisions in the Proposed Governing Documents, which will govern Presidio if Proposals 1 , 2 , 3 , 5 , and 6 (the "Conditions Precedent Proposals") are approved, to authorize the board of directors of Presidio to issue any or all shares of preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the board of directors of Presidio ; To approve provisions in the Proposed Governing Documents, which will govern Presidio if the Conditions Precedent Proposals are approved, to provide that certain provisions of the Proposed Certificate of Incorporation of Presidio are subject to the Amended and Restated Limited Liability Company Agreement of Prometheus Holdings LLC to be entered into in 4. RESOLVED, as an ordinary resolution, that EQV Ventures Acquisition Corp . ’s ("EQV") entry into the Business Combination Agreement, dated as of August 5 , 2025 , attached to the proxy statement/prospectus as Annex A (the "Business Combination Agreement"), pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the transactions contemplated by the Business Combination Agreement (the "Business Combination") described in the proxy statement/prospectus, be approved, ratified and confirmed in all respects . RESOLVED, as a special resolution, that : (i) EQV be de - registered in the Cayman Islands and registered by way of continuation as a corporation under the laws of the state of Delaware, pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de - registered in the Cayman Islands, EQV be continued and domesticated as a corporation (the "Domestication") ; (ii) conditional upon, and with effect from, the registration of EQV as a corporation in the State of Delaware, the name of EQV be changed from "EQV Ventures Acquisition Corp . " to "Presidio MidCo Inc . " ; and (iii) the certificate of incorporation of EQV to be effective immediately after the Domestication, in the form appended to the accompanying proxy statement/prospectus as Annex R, and the bylaws of EQV to be effective immediately after the Domestication, in the form appended to the accompanying proxy statement/prospectus as Annex S, be approved in all respects . RESOLVED, as an ordinary resolution, that the proposed certificate of incorporation (the "Proposed Certificate of Incorporation") of Presidio Pubco Inc . ("Presidio"), in the form appended to the accompanying proxy statement/prospectus as Annex H, to be effective upon the closing (the "Closing") of the Business Combination, the proposed bylaws of Presidio (the "Proposed Bylaws" and, together with the Proposed Certificate of Incorporation, the "Proposed Governing Documents"), in the form appended to the accompanying proxy statement/prospectus as Annex I, to be effective upon the Closing, be approved in all respects . RESOLVED, as an ordinary resolution, on an advisory and non - binding basis, to approve each of the following proposals (Proposals A - F) : 5. 6. 7. RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Section 312 . 03 of the NYSE Listed Company Manual, the issuances of (i) shares of common stock of Presidio ("Presidio Common Stock") in connection with the Business Combination, the EQVR Acquisition, the PIPE Financing and the Preferred Financing (as such terms are defined in the proxy statement/prospectus) ; and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that EQV has entered, or may enter, into prior to the Closing of the Business Combination, be approved in all respects . RESOLVED, as an ordinary resolution, that, upon the Closing, the Presidio Production Company 2025 Equity Incentive Plan, the form of which is attached to the proxy statement/prospectus as Annex P, be adopted and approved . RESOLVED, as an ordinary resolution, that the extraordinary general meeting be adjourned to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to EQV shareholders or, if as of the time for which the extraordinary general meeting is scheduled, there are insufficient Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the extraordinary general meeting, (ii) in order to solicit additional proxies from EQV shareholders in favor of one or more of the proposals at the extraordinary general meeting or (iii) if EQV shareholders have elected to redeem an amount of public shares in EQV’s initial public offering such that the condition to consummation of the Business Combination that Available Cash (as defined in the Business Combination Agreement) at Closing equal no less than $ 140 , 197 , 687 after deducting any amounts paid to EQV shareholders that exercise their redemption rights in connection with the Business Combination would not be satisfied . Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www . proxyvote . com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www . virtualshareholdermeeting . com/EQV 2026 SM You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the cut - off date or meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE 

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V82828 - TBD EQV VENTURES ACQUISITION CORP. Extraordinary General Meeting of Shareholders , 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholders hereby appoint Jerry Silvey and Tyson Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of EQV Ventures Acquisition Corp . , that the shareholders are entitled to vote at the Extraordinary General Meeting of shareholders to be held at , on , virtually at www . virtualshareholdermeeting . com/EQV 2026 SM, and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein . If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters . Continued, and must be signed and dated on the other side